                                                                   Exhibit 10.1



                                  PURCHASE AGREEMENT


          This PURCHASE AGREEMENT, dated as of August 1, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), by and between MITSUBISHI MOTORS CREDIT OF AMERICA, INC., a Delaware corporation (the "Seller"), having its principal executive office at 6363 Katella Avenue, Cypress, California 90630-5205, and MMCA AUTO RECEIVABLES, INC., a Delaware corporation (the "Purchaser"), having its principal executive office at 6363 Katella Avenue, Cypress, California 90630-5205.

          WHEREAS, in the regular course of its business, the Seller purchases certain motor vehicle retail installment sale contracts secured by new and used automobiles and light- and medium-duty trucks from motor vehicle dealers.

          WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables (as hereinafter defined) are to be sold by the Seller to the Purchaser, which Receivables will be transferred by the Purchaser, pursuant to the Sale and Servicing Agreement (as hereinafter defined) to the MMCA Auto Owner Trust 1998-1 to be created pursuant to the Trust Agreement (as hereinafter defined), which Trust will issue notes secured by a portion of such Receivables and certain other property of the Trust, pursuant to the Indenture (as hereinafter defined), and certificates representing interests in certain property of the Trust, pursuant to the Trust Agreement.

          NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

          Terms not defined in this Agreement shall have the meaning set forth in, or incorporated by reference into, the Sale and Servicing Agreement or, if not defined therein, in the Indenture. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

          "Agreement" shall have the meaning specified in the recitals hereto.

          "Assignment" shall mean the document of assignment attached to this Agreement as Exhibit A.

          "Closing" shall have the meaning specified in Section 2.2.

          "Closing Date" shall mean August [  ], 1998.

          "Cutoff Date" shall mean August 1, 1998.

          "Indenture" shall mean the Indenture, dated as of August 1, 1998, between the Trust and Bank of Tokyo - Mitsubishi Trust Company, a New York banking corporation, as Indenture Trustee, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "Prospectus" shall have the meaning assigned to such term in the Underwriting Agreement.

          "Purchaser" shall mean MMCA Auto Receivables, Inc., a Delaware corporation, and its successors and assigns.

          "Receivable" shall mean, for the purposes of this Agreement, each retail installment sale contract for a Financed Vehicle described in the Schedule of Receivables and all rights and obligations thereunder which appears on Exhibit B hereto and any amendments, modifications or supplements to such retail installment sales contract.

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

          "Receivables Purchase Price" shall mean $[                       ].

          "Relevant UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.

          "Repurchase Event" shall have the meaning specified in Section 6.2.

          "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of August 1, 1998, among Mitsubishi Motors Credit of America, Inc., as servicer, the Purchaser, as seller, and the Trust, as purchaser, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

          "Schedule of Receivables" shall mean the list of Receivables annexed hereto as Exhibit B.

          "Seller Officer's Certificates" shall have the meaning ascribed thereto in Section 3.2 hereof.

          "Seller" shall mean Mitsubishi Motors Credit of America, Inc., a Delaware corporation, and its successors and assigns.

          "Trust" shall mean the MMCA Auto Owner Trust 1998-1 created by the Trust Agreement.

          "Trust Agreement" shall mean the Amended and Restated Trust Agreement, dated as of August 1, 1998, between the Purchaser, as depositor, and Wilmington Trust Company, as Owner Trustee, as the same may be from time to time amended, supplemented or otherwise modified and in effect.

          "Underwriting Agreement" shall mean the Underwriting Agreement by and between Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters, and the Purchaser, dated August [ ], 1998.

          "Yield Supplement Agreement" shall mean the Yield Supplement Agreement to be entered into by the Seller and the Purchaser on the Closing Date, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

                                      ARTICLE II

                           PURCHASE AND SALE OF RECEIVABLES

          SECTION 2.1.  Purchase and Sale of Receivables.

          On the Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Receivables and the other property relating thereto (as described below).

               (a) Sale of Receivables. On the Closing Date, and simultaneously with the transactions to be consummated pursuant to the Indenture, the Sale and Servicing Agreement and the Trust Agreement, the Seller shall sell, transfer, assign and otherwise convey to the Purchaser, without recourse (subject to the obligations herein), all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the following, collectively: (i) the Receivables; (ii) with respect to Actuarial Receivables, monies due thereunder on or after the Cutoff Date (including Payaheads) and, with respect to Simple Interest Receivables, monies due or received thereunder on or after the Cutoff Date; (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering the Financed Vehicles or Obligors; (v) rights to receive proceeds with respect to the Receivables from recourse to Dealers thereon pursuant to the Dealer Agreements;
(vi) all of the Seller's rights to the Receivable Files; (vii) all payments and proceeds with respect to the Receivables held by the Seller; (viii) all property (including the right to receive Liquidation Proceeds and Recoveries and Financed Vehicles and the proceeds thereof acquired by the Seller pursuant to the terms of a Final Payment Receivable), guarantees and other collateral securing a Receivable (other than a Receivable repurchased by the Servicer or purchased by the Seller); (ix) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

               (b) Receivables Purchase Price. In consideration for the Receivables, the other property described in Section 2.1(a) and delivery of the Yield Supplement Agreement, the Purchaser shall, on the Closing Date, pay
to the Seller the Receivables Purchase Price. An amount equal to $[          ]
 of the Receivables Purchase Price shall be paid to the Seller in cash. The remainder of the Receivables Purchase Price shall be paid by (i) delivery to the Seller of a Certificate representing approximately 2% of the aggregate percentage interest in the Certificates and (ii) crediting the Seller with a contribution to the capital of the Purchaser. The portion of the Receivables Purchase Price to be paid in cash shall be by federal wire transfer (same day) funds.

          SECTION 2.2. The Closing. The sale and purchase of the Receivables shall take place at a closing (the "Closing") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 on the Closing Date, simultaneously with the closings under: (a) the Sale and Servicing Agreement pursuant to which the Purchaser will assign all of its right, title and interest in, to and under the Receivables, the Yield Supplement Agreement and other property described in Section 2.1(a) to the Trust in exchange for the Notes and the Certificates; (b) the Indenture, pursuant to which the Trust will issue the Notes and pledge all of its right, title and interest in, to and under the Receivables, the Yield Supplement Agreement and certain other property described in Section 2.1(a) to secure the Notes; (c) the Trust Agreement, pursuant to which the Trust will issue the Certificates; and
(d) the Underwriting Agreement, pursuant to which the Purchaser will sell to the underwriters named therein the Notes.

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

               (a) Organization, etc. The Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables, and has full corporate power and authority to execute and deliver this Agreement and to carry out its terms.

               (b) Due Qualification. The Purchaser is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

               (c) Due Authorization and Binding Obligation. This Agreement has been duly authorized, executed and delivered by the Purchaser, and is the valid, binding and enforceable obligation of the Purchaser except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

               (d) No Violation. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of the Purchaser, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule, or regulation, applicable to the Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.

               (e) No Proceedings. No proceedings or investigations are pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and, to the best knowledge of the Purchaser, no such proceedings or investigations are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings or investigations which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Purchaser and do not (i) assert the invalidity of this Agreement,
(ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement and (iii) seek any determinations or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity and enforceability of, this Agreement.

          SECTION 3.2.  Representations and Warranties of the Seller.

               (a) The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:

                    (i) Organization, etc. The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership or lease of its property requires such qualification.

                    (ii) Power and Authority; Binding Obligation. The Seller has full power and authority to sell and assign the property sold and assigned to the Purchaser hereunder and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action. This Agreement has been duly authorized, executed and delivered by the Seller and shall constitute the legal, valid, binding and enforceable obligation of the Seller except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

                    (iii) No Violation. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of the Seller, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), or violate any law, order, rule or regulation, applicable to the Seller or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                    (iv) No Proceedings. No proceedings or investigations are pending to which the Seller is a party or of which any property of the Seller is the subject, and, to the best knowledge of the Seller, no such proceedings or investigations are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings or investigations which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Seller and do not (i) assert the invalidity of this Agreement, (ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement and (iii) seek any determinations or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity and enforceability of, this Agreement.

                    (v) Florida Securities and Investor Protection Act. In connection with the offering of the Notes in the State of Florida, the Seller hereby certifies that it has complied with all provisions of Section
     517.075 of the Florida Securities and Investor Protection Act.

                    (vi) Officer's Certificates. Each representation and warranty made by the Seller in each of two Officer's Certificates of the Seller,

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

     dated the Closing Date and attached hereto as Exhibits C and D (the "Seller Officer's Certificates"), is true and correct as of the Closing Date.

               (b) The Seller makes the following representations and warranties as to the Receivables on which the Purchaser relies in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer, and assignment of the Receivables to the Purchaser hereunder and the subsequent assignment and transfer of the Receivables pursuant to the Sale and Servicing Agreement:

                    (i) Characteristics of Receivables. Each Receivable (a) shall have been originated in the United States of America by a Dealer for the consumer or commercial sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from such Dealer under an existing Dealer Agreement with the Seller, and shall have been validly assigned by such Dealer to the Seller in accordance with its terms, (b) shall have created or shall create a valid, binding, subsisting, and enforceable first priority security interest in favor of the Seller in the related Financed Vehicle, which security interest shall be assignable by the Seller to the Purchaser, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) in the case of Standard Receivables, shall provide for level monthly payments (provided that the payment in the last month in the life of the Receivable may be different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the APR, (e) in the case of Final Payment Receivables, shall provide for a series of fixed level monthly payments and a larger payment due after such level monthly payments that fully amortize the Amount Financed by maturity and yield interest at the APR, (f) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance, (g) is a retail installment sales contract, (h) is secured by a new or used automobile or light- or medium-duty truck, and (i) is an Actuarial Receivable or a Simple Interest Receivable (and may also be a Final Payment Receivable).

                    (ii) Schedule of Receivables. The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection

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

     procedures believed to be adverse to the Noteholders or the Certificateholders shall have been utilized in selecting the Receivables from those receivables which meet the criteria contained herein. The computer tape or other listing regarding the Receivables made available to the Purchaser and its assigns is true and correct in all respects.

                    (iii) Compliance with Law. Each Receivable and the sale of the related Financed Vehicle shall have complied at the time it was originated or made, and shall comply at the execution of this Agreement, in all material respects with all requirements of applicable Federal, state, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Credit Billing Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, M and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, and State adaptations of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                    (iv) Binding Obligation. Each Receivable shall represent the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                    (v) No Government Obligor. None of the Receivables is due from the United States of America or any state or from any agency, department, or instrumentality of the United States of America or any state.

                    (vi) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment, and transfer thereof, each Receivable shall be secured by a valid, subsisting and enforceable perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party and, at such time as enforcement of such security interest is sought, there shall exist a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle for the benefit of the Purchaser and the Trust, respectively (subject to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest).

                    (vii) Receivables in Force. No Receivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the Lien granted by the related Receivable in whole or in part, which security interest is assignable from the Seller to the Purchaser.

                    (viii) No Waiver. No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the representations and warranties made by the Seller in this Section 3.2(b) with respect thereto.

                    (ix) No Defenses. No right of rescission, setoff, counterclaim, or defense shall have been asserted or threatened with respect to any Receivable.

                    (x) No Liens. To the best of the Seller's knowledge, no liens or claims shall have been filed for work, labor, or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

                    (xi) No Default; Repossession. Except for payment defaults continuing for a period of not more than thirty (30) days as of the Cutoff Date or the failure of the Obligor to maintain satisfactory physical damage insurance covering the Financed Vehicle, no default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have occurred; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have arisen; the Seller shall not have waived any of the foregoing; and no Financed Vehicle shall have been repossessed as of the Cutoff Date.

                    (xii) Insurance. The Seller, in accordance with its customary procedures, shall have determined whether or not the Obligor has maintained physical damage insurance (which insurance shall not be force placed insurance) covering the Financed Vehicle.

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

                    (xiii) Title. It is the intention of the Seller that the transfer and assignment of the Receivables herein contemplated constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser. Immediately prior to the transfer and assignment of the Receivables herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests, and rights of others and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests, and rights of others; and the transfer has been perfected by all necessary action under the Relevant UCC.

                    (xiv) Valid Assignment. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                    (xv) All Filings Made. All filings (including, without limitation, filings under the Relevant UCC) necessary in any jurisdiction to give the Purchaser a first priority perfected security interest in the Receivables shall be made within ten (10) days of the Closing Date.

                    (xvi) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the Relevant UCC.

                    (xvii) One Original. There shall be only one original executed copy of each Receivable in existence.

                    (xviii) Principal Balance. Each Receivable had an original principal balance (net of unearned precomputed finance charges) of not more than $60,000, and a remaining Principal Balance as of the Cutoff Date of not less than $100.

                    (xix) No Bankrupt Obligors. None of the Receivables shall be due from any Obligor who, as of the Cutoff Date, was the subject of a proceeding under the Bankruptcy Code of the United States or was bankrupt.

                    (xx)  New and Used Vehicles.  Approximately [     ]% of the
     Pool Balance of the Receivables, constituting approximately [     ]% of the
     total number of the Receivables, as of the Cutoff Date, relate to new automobiles and light- or medium-duty trucks financed at new vehicle rates.
     Approximately [     ]% of the Pool Balance of the Receivables, constituting
     approximately [     ]% of the total number of Receivables included in the
     Trust, as of the Cutoff Date, relate to used automobiles and light- or
     medium-duty trucks.  Of the used vehicles, approximately [     ]% of the
     Pool Balance of the Receivables, constituting approximately [     ]% of the
     total number of the Receivables, as of the Cutoff Date, relate to program automobiles and light-duty trucks manufactured in the current and immediately preceding model years which are financed at new vehicle rates.
     Of the used vehicles, approximately [     ]% of the Pool Balance of the
     Receivables, constituting approximately [     ]% of the total number of
     Receivables as of the Cutoff Date, relate to refinanced program automobiles and light- or medium-duty trucks manufactured in prior model years which are financed at the original rates set forth in the related Contracts or at used vehicle rates.

                    (xxi) Origination. Each Receivable shall have an origination during or after April 1994.

                    (xxii) Maturity of Receivables. Each Receivable shall have a remaining maturity, as of the Cutoff Date, of not more than sixty (60) months, and an original maturity of not more than sixty (60) months.

                    (xxiii) Annual Percentage Rate. Each Receivable shall have an APR of at least 0% and not more than 30%.

                    (xxiv) Scheduled Payments. Each Receivable shall have a first Scheduled Payment due on or prior to August 31, 1998 and no Receivable shall have a payment of which more than 10% of such payment is more than 30 days overdue as of the Cutoff Date.

                    (xxv) Location of Receivable Files. The Receivable Files shall be kept at one or more of the locations listed in Schedule A hereto.

                    (xxvi) Capped Receivables and Simple Interest Receivables. Except to the extent that there has been no material adverse effect on Noteholders or Certificateholders, each Capped Receivable has been treated consistently by the Seller as a Simple Interest Receivable and payments with respect to each Simple Interest Receivable have been allocated consistently in accordance with the Simple Interest Method.

                    (xxvii) No Receivables Originated in Alabama. No Receivable shall have been originated in Alabama.

                    (xxviii) Other Data. The tabular data and the numerical data relating to the characteristics of the Receivables contained in the Prospectus and is true and correct in all material respects.

                                      ARTICLE IV

                                      CONDITIONS

          SECTION 4.1. Conditions to Obligation of the Purchaser. The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

               (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

               (b) Computer Files Marked. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that the Receivables have been sold to the Purchaser pursuant to this Agreement and deliver to the Purchaser the Schedule of Receivables certified by an officer of the Seller to be true, correct and complete.

               (c)  Documents to be delivered by the Seller at the Closing.

                    (i) The Assignment. At the Closing, the Seller will execute and deliver the Assignment in substantially the form of Exhibit A hereto.

                    (ii) The Yield Supplement Agreement. At the Closing, the Seller will execute and deliver the Yield Supplement Agreement. The Yield Supplement Agreement shall be substantially in the form of Exhibit D to the Sale and Servicing Agreement.

                    (iii) Evidence of UCC Filing. Within ten (10) days of the Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, naming the Receivables and the other property conveyed hereunder as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser within ten (10) days of the Closing Date.

                    (iv) Other Documents. Such other documents as the Purchaser may reasonably request.

               (d) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement, the Indenture, the Trust Agreement and the Underwriting Agreement shall be consummated on the Closing Date.

          SECTION 4.2. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

               (a) Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Purchaser shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

               (b) Receivables Purchase Price. At the Closing Date, the Purchaser shall deliver to the Seller the Receivables Purchase Price, as provided in Section 2.1(b).

                                      ARTICLE V

                               COVENANTS OF THE SELLER

          The Seller agrees with the Purchaser as follows; provided, that to the extent that any provision of this Article V conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

          SECTION 5.1.  Protection of Right, Title and Interest.

               (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Purchaser under this Agreement in, to and under the Receivables and the other property conveyed hereunder and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

               (b) The Seller shall not change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the Relevant UCC, unless it shall have given the Purchaser at least sixty (60) days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

               (c) The Seller shall give the Purchaser at least sixty (60) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the Relevant UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment, continuation statement or new financing statement. The Seller shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

               (d) The Seller shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each).

               (e) The Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the Receivables to the Purchaser, the Seller's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser (or, upon sale of the Receivables to the Trust, by the Trust). Indication of the Purchaser's ownership of a Receivable shall be deleted from or modified on the Seller's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

               (f) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in any automobile or light- or medium-duty truck receivables (other than the Receivables) to any prospective purchaser, lender, or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser or its assignee unless such Receivable has been paid in full or repurchased.

               (g) The Seller shall permit the Purchaser and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Seller's records regarding any Receivable.

               (h) Upon request, the Seller shall furnish to the Purchaser, within ten (10) Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by the Purchaser, together with a reconciliation of such list to the Schedule of Receivables.

          SECTION 5.2. Other Liens or Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer any Receivable to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under the Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section 5.2 shall terminate upon the termination of the Trust pursuant to the Trust Agreement.

          SECTION 5.3. Seller Officer's Certificates. The Seller covenants to fulfill each covenant made by it in the Seller Officer's Certificates.

          SECTION 5.4. Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in, to and under the Receivables.

          SECTION 5.5.  Indemnification.

               (a) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of the Seller's representations and warranties contained herein.

               (b) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Seller or any Affiliate thereof of a Financed Vehicle.

               (c) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all taxes, except for taxes on the net income of the Purchaser, that may at any time be asserted against the Purchaser with respect to the transactions contemplated herein and in the Yield Supplement Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same.

               (d) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims and liabilities to the extent that such cost, expense, loss, damage, claim or liability arose out of, or was imposed upon the Purchaser through, the negligence, willful misfeasance, or bad faith of the Seller in the performance of its duties under this Agreement or the Yield Supplement Agreement, as the case may be, or by reason of reckless disregard of the Seller's obligations and duties under the Agreement or the Yield Supplement Agreement, as the case may be.

               (e) The Seller shall defend, indemnify, and hold harmless the Purchaser from and against all costs, expenses, losses, damages, claims and liabilities arising out of or incurred in connection with the acceptance or performance of the Seller's trusts and duties as Servicer under the Sale and Servicing Agreement, except to the extent that such cost, expense, loss, damage, claim or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Purchaser.

               These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

          SECTION 5.6. Sale. Seller agrees to treat this conveyance for all purposes (including without limitation tax and financial accounting purposes) as an absolute transfer on all relevant books, records, tax returns, financial statements and other applicable documents.

                                      ARTICLE VI

                               MISCELLANEOUS PROVISIONS

          SECTION 6.1. Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

          SECTION 6.2. Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders, that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.2(b) shall constitute an event obligating the Seller to repurchase Receivables hereunder (each, a "Repurchase Event") at a price equal to the Purchase Amount from the Purchaser or from the Trust. Subject to Section 5.4(a), the repurchase obligation of the Seller shall constitute the sole remedy to the Purchaser, the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders against the Seller with respect to any Repurchase Event.

          SECTION 6.3. Purchaser's Assignment of Repurchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to Section 6.2 of this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all the Purchaser's right, title and interest in, to and under such Receivables, and all security and documents relating thereto.

          SECTION 6.4.  Trust.  The Seller acknowledges that:

               (a) The Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement and the Yield Supplement Agreement to the Owner Trustee for the benefit of the Noteholders and the Certificateholders, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including under Sections 6.2 and 6.3 are intended to benefit the Trust, the Noteholders and the Certificateholders. The Seller hereby consents to such sale and assignment.

               (b) The Trust will, pursuant to the Indenture, pledge the Receivables and its rights under this Agreement and the Yield Supplement Agreement to the Indenture Trustee for the benefit of the Noteholders, and the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including under Sections 6.2 and 6.3, are intended to benefit the Noteholders. The Seller hereby consents to such pledge.

          SECTION 6.5. Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser; provided, however, that any such amendment that materially adversely affects the rights of the Noteholders or the Certificateholders under the Indenture, Sale and Servicing Agreement or Trust Agreement shall be consented to by the Holders of Notes evidencing not less than 51% of the then Outstanding Notes and the Holders of Certificates evidencing not less than 51% of the Certificate Balance.

          SECTION 6.6.  Accountants' Letters.

               (a) Ernst & Young LLP will perform certain procedures regarding the characteristics of the Receivables described in the Schedule of Receivables set forth as Exhibit B hereto and will compare those characteristics to the information with respect to the Receivables contained in the Prospectus.

               (b) Seller will cooperate with the Purchaser and Ernst & Young LLP in making available all information and taking all steps reasonably necessary to permit such accountants to complete the procedures set forth in
Section 6.6(a) above and to deliver the letters required of them under the Underwriting Agreement.

               (c) Ernst & Young LLP will deliver to the Purchaser a letter, dated the date of the Prospectus, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information contained in the Prospectus under the caption "Delinquency and Loss Experience" and with respect to such other information as may be agreed in the forms of such letters.

          SECTION 6.7. Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

          SECTION 6.8. Notices. All communications and notices pursuant hereto to either party shall be in writing or by confirmed facsimile or telecopy or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the opening portion of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telecopy, facsimile, or telex, shall be deemed given when mailed, electronic confirmation of the telecopy or facsimile is received, or when the notice is transmitted by telex.

          SECTION 6.9. Costs and Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in, to and under the Receivables and the enforcement of any obligation of the Seller hereunder.

          SECTION 6.10. Representations of the Seller and the Purchaser. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing.

          SECTION 6.11. Confidential Information. The Purchaser agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Receivables, the Sale and Servicing Agreement or as required by law.

          SECTION 6.12. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

          SECTION 6.13. Governing Law. This Agreement and the Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

          SECTION 6.14.  Agreements of Purchaser.

               (a) The Purchaser will not commingle any of its assets with those of the Seller or the ultimate parent of the Purchaser.

               (b) The Purchaser will maintain separate corporate records and books of account from those of the Seller or the ultimate parent of the Purchaser.

               (c) The Purchaser will conduct its business from an office separate from the Seller or the ultimate parent of the Purchaser.

          SECTION 6.15. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereby have caused this Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                         MITSUBISHI MOTORS CREDIT OF
                           AMERICA, INC., as Seller


                         By:
                            --------------------------
                              Name:
                              Title:


                         MMCA AUTO RECEIVABLES, INC.,
                           as Purchaser



                         By:
                            --------------------------
                              Name:
                              Title:

                                                                       EXHIBIT A
                                                                       ---------

                                 [Form of Assignment]

                                      ASSIGNMENT


          For value received, in accordance with the Purchase Agreement dated as of August 1, 1998, between the undersigned and MMCA AUTO RECEIVABLES, INC. (the "Purchaser") (as amended, supplemented or otherwise modified and in effect from time to time, the "Purchase Agreement"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse (subject to the obligations in the Purchase Agreement), all right, title and interest of the undersigned, whether now owned or hereafter acquired, in, to and under the following, collectively: (i) the Receivables; (ii) with respect to Actuarial Receivables, monies due thereunder on or after the Cutoff Date (including Payaheads) and, with respect to Simple Interest Receivables, monies due or received thereunder on or after the Cutoff Date; (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering the Financed Vehicles or Obligors; (v) all rights to receive proceeds with respect to the Receivables from recourse to Dealers thereon pursuant to the Dealer Agreements; (vi) all of the Seller's rights to the Receivable Files;
(vii) all payments and proceeds with respect to the Receivables held by the Seller; (viii) all property (including the right to receive Liquidation Proceeds and Recoveries and Financed Vehicles and the proceeds thereof acquired by the Seller pursuant to the terms of a Final Payment Receivable), guarantees and other collateral securing a Receivable (other than a Receivable repurchased by the Servicer or purchased by the Seller); (ix) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and (x) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

          This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

          Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Purchase Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of August [ ], 1998.


                         MITSUBISHI MOTORS CREDIT
                           OF AMERICA, INC.



                         By:
                            --------------------------
                              Name:
                              Title:

                                                                       EXHIBIT B
                                                                       ---------



                              [SCHEDULE OF RECEIVABLES]

                      Delivered to Indenture Trustee at Closing

                                                                       EXHIBIT C
                                                                       ---------



                        Form of Seller's Officer's Certificate
                        --------------------------------------
                            Pursuant to Section 3.2(a)(vi)
                            ------------------------------

                                   [To be Included]

                                                                       EXHIBIT D
                                                                       ---------



                        Form of Seller's Officer's Certificate
                        --------------------------------------
                            Pursuant to Section 3.2(a)(vi)
                            ------------------------------

                                   [To be Included]

                                                                      SCHEDULE A
                                                                      ----------



                            Locations of Receivables Files


Corporate Office
----------------
6363 Katella Avenue
P.O. Box 6038
Cypress, CA  90630-5205

National Service Center
-----------------------
10805 Holder Street, Third Floor
P.O. Box 6043
Cypress, CA  90630-0040

North Central Region
--------------------
1101 Perimeter Drive, Suite 650
Schaumburg, IL  60173

Northeastern Region
-------------------
2700 Westchester Avenue, Suite 400
Purchase, NY  10577-0600

Southeastern Region
-------------------
1211 Semoran Boulevard, Suite 149
Casselberry, FL  32707

Southwestern Region
-------------------
690 East Lamar Boulevard, Suite 350
Arlington, TX  76011

Western Region
--------------
10855 Business Center Drive, Suite B
Cypress, CA  90630


                                      SA-1